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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-08663 of Robotic Vision Systems, Inc. on Form S-4 of our report dated December 15, 1995 on the consolidated financial statements of Robotic Vision Systems, Inc. and subsidiaries as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the use in this Amendment No. 1 to Registration Statement of Robotic Vision Systems, Inc. on Form S-4 of our report dated January 28, 1994 on the consolidated statements of operations, stockholders' equity, and cash flows of Computer Identics Corporation and subsidiaries for the year ended December 31, 1993, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the headings "Selected Historical Financial Data of RVSI," "Selected Historical Financial Data of CI" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP


Jericho, New York

July 29, 1996